                                                                    EXHIBIT 10.4

                               SUBLEASE AGREEMENT

                  THIS SUBLEASE AGREEMENT (this "SUBLEASE") is entered into as of April 1, 2003, by and between LJH, LTD, a Texas limited partnership ("SUBLESSOR"), and TRIAD INTERNATIONAL MAINTENANCE CORPORATION, a Delaware corporation ("SUBTENANT").

                                    RECITALS

         A. Sublessor is the tenant under that certain Lease Agreement dated as of July 10, 1997, as amended by undated amendment number one and amendment number two dated August 16, 2001, and by amendment number three which is undated but which was approved by the Phoenix City Council on December 18, 2002, wherein the City of Phoenix, a municipal corporation ("LANDLORD") leases to Sublessor the real property known as Hangars 18 and 52 and additional land (the "LEASED PREMISES") located at the Phoenix Goodyear Airport in Goodyear, Arizona. Said Lease Agreement, as it may be amended from time to time as permitted by this Sublease, is herein referred to as the "MASTER LEASE" and as amended to date is attached hereto as EXHIBIT A and made a part hereof to the extent provided below.

         B. Subtenant desires to sublease from Sublessor, and Sublessor is willing to sublease to Subtenant, on the terms and conditions set forth herein, the entire Leased Premises, which are more particularly described in Exhibit A to the Master Lease.

         NOW, THEREFORE, in consideration of the mutual covenants and conditions herein contained, Sublessor and Subtenant (together, the "PARTIES" and each sometimes a "PARTY") hereby agree and covenant with each other as follows:

         1. Demise of Subleased Premises. Sublessor shall sublease and demise to Subtenant, and Subtenant shall hire and accept from Sublessor, the Subleased Premises on and subject to the terms and conditions set forth in this Sublease.

         2. Term. The initial term of this Sublease (the "INITIAL TERM" or "TERM") shall commence on the date of this Agreement (the "COMMENCEMENT DATE"), and expire on April 30, 2006, unless earlier terminated pursuant to the terms hereof.

         3.       Rent and Security Deposit.

                  3.1 Base Rent. Except as set forth in Section 3.5 hereof, Subtenant shall pay to Sublessor monthly rental ("RENT") during the Term in the amount specified in EXHIBIT B attached hereto, which shall be equal to the amount of the Rent (including all increases and additions provided for in the Master Lease) to Sublessor required by the Master Lease.

                  3.2 Additional Rent. In addition to Base Rent, Subtenant shall pay to Sublessor as additional rent ("ADDITIONAL RENT") any other fees, charges or expenses charged by Landlord to Sublessor under authority of the Master Lease. Additional Rent shall be payable on or before ten (10) days from Sublessor's delivery to Subtenant of a written invoice for Additional Rent.

                  3.3 Reimbursement of Certain Expenses as Additional Rent. Sublessor has expended sums in excess of $100,000 for improvement of the Premises, including maintenance, repairs and improvements required to bring the condition of the Premises in compliance with the requirements of the Master Lease. Subtenant agrees to reimburse

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SUBLEASE
LJH, LTD./TRIAD INTERNATIONAL MANAGEMENT CORPORATION

Sublessor for those expenditures by paying as Additional Rent the sum of $100,000 in equal monthly installments for a period of three years, commencing April 1, 2003 and ending March 1, 2006, or whenever the sum is sooner paid.

                  3.4 Method of Payment. Subtenant shall pay directly to Landlord that portion of the Rent and Additional Rent which is due Landlord pursuant to the Master Lease, with proof of payment to be delivered to Sublessor within ten days of each such payment at Sublessor's address at 377 Neva Lane, Dennison, Texas 75020 or to such other address provided by Sublessor for notice, and shall be payable to Landlord without requirement of notice or demand thereof and without any rights of setoff or deduction whatsoever. Subtenant shall pay any remaining Rent due directly to Sublessor. Rent for any partial month of the Term shall be prorated. Anything in this Sublease to the contrary notwithstanding, Sublessor shall pay all rents and other sums as they become due under the Master Lease, to the extent not paid by Subtenant directly to Landlord.

                  3.5 Rent for 2003. The term of this Sublease shall commence April 15, 2003. The parties have agreed that the rental payments for the remainder of 2003, that is, from April 15, 2003 to December 31, 2003, shall total the amount which would have been payable had this Sublease commenced January 1, 2003. The monthly rental payable for each month, commencing April, 2003 (rent for April 2003 shall be for one-half of a month) through December, 2003, shall be calculated by multiplying the monthly rental calculated according to Section 3.1 herein by 12 and dividing the result by 8.5. The rental required by Section 3.1 is $13,500 per month plus a surcharge of $22,488.15 (as provided in Article III, Section C of the Master Lease as amended), for a total monthly payment of $35,988.15. The monthly payment due under this Sublease, therefore, will be $50,806.80, with the payment for April, which will be for one-half month, to be $25,403.40.

         4.       Master Lease.

                  4.1 Master Lease Inclusions and Exclusions. This Sublease is subject to all of the terms of the Master Lease with the same force and effect as if fully set forth herein at length, excepting only as otherwise specifically provided herein. It is the intention of the parties that, except as otherwise provided in this Sublease, the relationship between Sublessor and Sublessee shall be governed by the various articles of the Master Lease as if they were typed out in this Sublease in full, and the words "Landlord," "Tenant" and "Lease" as used in the Master Lease shall read, respectively, "Sublessor," "Subtenant" and "Sublease."

                  4.2 Sublessee Assumption of Lease Obligations. From and after the Commencement Date and during the Term hereof, Subtenant will assume, perform and comply with Sublessor's obligations as "Tenant" under the Master Lease with respect to the Subleased Premises, including the obligations of Sublessor to cure certain defaults and obligations of prior tenants of the Leased Premises to Landlord. Subtenant shall not commit any act or omission that will violate any of the provisions of the Master Lease.

                  4.3 No Assumption by Sublessor. Anything in this Sublease to the contrary notwithstanding, Sublessor does not assume the obligations of the Landlord under the Master Lease. However, the failure of Subtenant to receive the rights and benefits arising from any of the duties of the Landlord under the Master Lease (e.g., the rental credit and the tenant

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SUBLEASE
LJH, LTD./TRIAD INTERNATIONAL MANAGEMENT CORPORATION

improvements provided for in section C of the Amendment No. 2 to Master Lease) shall permit Subtenant to exercise any right or remedy to which it may be entitled under applicable law, excluding claims against Sublessor (except as otherwise provided herein). With respect to the performance by Landlord of its obligations under the Master Lease, Sublessor's shall request the same, on request in writing by Subtenant, and shall use reasonable efforts to obtain the same from Landlord.

                  4.4 Landlord Defaults; Consents. Any provision of this Sublease to the contrary notwithstanding, (a) Sublessor will not be liable or responsible in any way for any loss, damage, cost, expense, obligation or liability suffered by Subtenant by reason of or as the result of any breach, default or failure to perform by the Landlord under the Master Lease, and (b) whenever the consent or approval of Sublessor and Landlord is required for a particular act, event or transaction (i) any such consent or approval by Sublessor will be subject to the consent or approval of Landlord, and (ii) should Landlord refuse to grant such consent or approval, under all circumstances, Sublessor will be released from any obligation to grant its consent or approval.

                  4.5 Termination of Master Lease. If the Master Lease is terminated for any reason whatsoever, this Sublease will terminate simultaneously and any unearned Rent paid in advance by Subtenant shall be refunded to Subtenant. Sublessor shall not agree with Landlord to the voluntary termination of the Master Lease prior to the expiration of the term of the Master Lease. Except for any amendment or waiver required by the terms of the Master Lease, Sublessor shall not agree to any amendment of the Master Lease that (i) increases Subtenant's Rent in any manner, (ii) imposes upon Subtenant additional obligations under this Sublease, (iii) materially decreases Subtenant's rights under this Sublease, or (iv) waives any of Sublessor's rights or remedies under the Master Lease respecting the Subleased Premises, without the written consent of the Subtenant. Without limitation upon the foregoing, Sublessor will not agree to amend the Master Lease to shorten the term of the Master Lease without the written consent of Subtenant.

         5. Ownership of Improvements; Removal at Termination. Upon the termination of this Sublease or Subtenant's right of possession, Subtenant shall remove from the Subleased Premises its trade fixtures, furniture, moveable equipment and other personal property which have not become owned by Landlord pursuant to the terms of the Master Lease (collectively, "trade fixtures"). Subtenant shall repair all damage caused by the installation or removal of any of the foregoing trade fixtures. If Subtenant does not timely remove such trade fixtures, then Subtenant shall be conclusively presumed to have, at Sublessor's election (i) conveyed such trade fixtures to Sublessor without compensation, or
(ii) abandoned such trade fixtures, and Sublessor may dispose of or store any part thereof in any manner at Subtenant's sole cost, without waiving Sublessor's right to claim from Subtenant all expenses arising out of Subtenant's failure to remove the trade fixtures, and without liability to Subtenant or any other person. Sublessor shall have no duty to be a bailee of such trade fixtures. If Sublessor elects abandonment, Subtenant shall pay to Sublessor, upon demand, any expenses incurred for disposition of the trade fixtures.

         6. Condition of Premises. Subtenant accepts the Subleased Premises in an "AS IS" and "WITH ALL FAULTS" condition. Without limiting the foregoing, Subtenant's rights in

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SUBLEASE
LJH, LTD./TRIAD INTERNATIONAL MANAGEMENT CORPORATION

the Subleased Premises are subject to all local, state and federal laws, regulations and ordinances governing and regulating the use and occupancy of the Subleased Premises and subject to all matters now of record.

         7. Insurance and Indemnity. Subtenant shall obtain and maintain the insurance required by Article XII, Section I of the Master Lease to the satisfaction of Landlord, with both Sublessor and Landlord named as additional insureds. Subtenant specifically agrees to and does indemnify both Landlord and Sublessor in accordance with the provisions of Article XII, Section I (6) of the Master Lease.

         8. Default. The occurrence of any of the following shall constitute a default (an "EVENT OF DEFAULT") by Subtenant:

                  8.1 Failure to pay Rent or Additional Rent when due and the failure to cure the same within five (5) days after Sublessor delivers written notice thereof to Subtenant;

                  8.2 Subtenant defaults in its obligations under the Master Lease or this Sublease with respect to assignment and subletting;

                  8.3 Subtenant vacates (if such vacation constitutes a breach under the Master Lease and if such breach does not arise because of Landlord's or Sublessor's acts or omissions respecting other portions of the Leased Premises) or abandons the Subleased Premises;

                  8.4 Subtenant fails to observe any other agreement, covenant, condition or provision of this Sublease to be performed or observed by Subtenant as and when performance or observance is due and in the case of only the first two such failures during the Term such failure continues for ten (10) days after written notice from Sublessor, except that if Subtenant begins to cure its failure within the ten (10) day period but cannot reasonably complete its cure within such period, then, so long as Subtenant continues to diligently attempt to cure its failure, the ten (10) day period shall be extended as is reasonably necessary to complete the cure;

                  8.5 The filing of a petition by or against Subtenant under the Federal Bankruptcy Code or any state bankruptcy or insolvency law (unless, in the case of a petition filed against Subtenant, Subtenant contests such petition and obtains a dismissal thereof within sixty (60) days after filing); Subtenant's making any general assignment for the benefit of its creditors; the appointment of a trustee or receiver to take possession of all or any portion of Subtenant's assets located at the Subleased Premises or of Subtenant's interest under this Sublease (unless Subtenant contests such appointment and obtains repossession of such assets or interest within sixty
(60) days); the attachment, execution or other judicial seizure of all or any portion of Subtenant's assets located at the Subleased Premises or of Subtenant's interest under this Sublease; or Subtenant's acknowledgment in writing that it is insolvent or generally unable to pay its obligations as they fall due.

                  8.6 Acceleration of the indebtedness evidenced by that certain Fifth Amended and Restated Credit Agreement among the Subtenant, certain subsidiaries of the

SUBLEASE
LJH, LTD./TRIAD INTERNATIONAL MANAGEMENT CORPORATION

Subtenant, Citicorp USA, Inc., as Administrative Agent, and the lenders party thereto from time to time, as amended (as the same may be refinanced from time to time).

         9. Sublessor Default. Sublessor shall not be in default of any of its obligations hereunder unless and until Sublessor shall have failed to perform such obligations within thirty (30) days after written notice to Sublessor from Subtenant, specifically describing such failure. Anything in this Sublease to the contrary notwithstanding, Sublessor shall also be in default in the event of the filing of a petition by or against Sublessor under the Federal Bankruptcy Code or any state bankruptcy or insolvency law (unless, in the case of a petition filed against Sublessor, Sublessor contests such petition and obtains a dismissal thereof within sixty (60) days after filing); Sublessor making any general assignment for the benefit of its creditors; the appointment of a trustee for or receiver of Sublessor to take possession of the Subleased Premises or Sublessor's interest under the Sublease (unless Sublessor contests such appointment and obtains repossession of the same within sixty (60) days); or Sublessor's acknowledgement in writing that it is insolvent or generally unable to pay its obligations as they fall due.

         10. Interruption of Services. In the event that Subtenant is prevented from using, and does not use, the Subleased Premises or any material portion thereof essential to Subtenant's operations at the Subleased Premises as a result of any action by Landlord whether or not in breach of the Master Lease (each circumstance set forth above to be known as an "Abatement Event"), and such Abatement Event is not caused by Subtenant's negligence, intentional misconduct, or breach of this Sublease, then Subtenant shall give Sublessor written notice of such Abatement Event, and if such Abatement Event continues for fifteen (15) consecutive business days after Sublessor's receipt of any such notice (the "Eligibility Period"), then the monthly Base Rent and Subtenant's obligation to make payments for Subtenant's share of the "Operating Cost Share Rent" and "Tax Share Rent" under SECTION 3(B) of this Sublease, shall be abated or reduced, as the case may be, retroactively effective as of the first day of the Eligibility Period and continuing for such time that Subtenant continues to be so prevented from using, and does not use, the Subleased Premises or a material portion thereof; provided, however, in the event that Subtenant is prevented from conducting, and does not conduct its business from any portion of the Subleased Premises for a period of time in excess of the Eligibility Period and the remaining portion of the Subleased Premises is not sufficient to allow Subtenant to effectively conduct its business therein, and if Subtenant does not conduct its business from such remaining portion, then for such time during which Subtenant is so prevented from effectively conducting its business therein, the monthly Rent and any Additional Rent shall be fully abated for such time as Subtenant continues to be so prevented from using, and does not use, the Subleased Premises.

         11. Notices. Any notice required or permitted to be given hereunder shall be in writing and delivered to the applicable party personally, or by United States Postal Service, first class registered or certified mail, postage prepaid, return receipt requested, in either case to the address indicated for such party below; and shall be deemed given, delivered and received only upon such personal delivery or at the time of delivery or attempted delivery shown upon such receipt:

SUBLEASE
LJH, LTD./TRIAD INTERNATIONAL MANAGEMENT CORPORATION

         If to Sublessor:      L.J.H. Limited
                               377 Neva Lane
                               Dennison, Texas 75020

         If to Subtenant:      Triad International Maintenance Corporation
                               623 Radar Road
                               Greensboro, North Carolina 27410
                               Attention:  Roy T. Rimmer, Jr., Chief Executive
                               Officer

         12. Waivers. The failure or delay of either Party to insist in any instance upon the strict performance or observance of any obligation or condition on the part of the other under this Sublease, or to exercise any right or remedy provided herein, shall not be deemed a waiver of such obligation, condition, right or remedy, except where this Sublease provides expressly that a right or remedy must be exercised within a specific time and such time has elapsed. No waiver by either Party of any right or obligation contained in this Sublease shall be deemed to have been made, unless made expressly in writing by the Party entitled to the performance of the obligation, satisfaction of the condition or exercise of the right in question. Sublessor's acceptance of any partial payment of Rent due Sublessor hereunder shall not satisfy or discharge Subtenant's obligation to pay the balance of Rent then due, nor shall Sublessor's acceptance of any payment of Rent when Subtenant is in breach of any other obligation or condition under this Sublease be deemed a waiver of such breach.

         13. Computation of Time. The term "day" means a calendar day, and he term "business day" means any day other than a Saturday, Sunday or a bank holiday under the laws of the United States or the State in which the Leased Premises are located. Any period of time specified in this Sublease which would otherwise end upon a non-business day shall be extended to, and shall end upon, the next following business day.

         14. Quiet Enjoyment. Subtenant, upon paying the Rent and performing each of its obligations under this Sublease, shall lawfully and quietly hold, occupy and enjoy the Subleased Premises, during the Term of this Sublease without hindrance or molestation of anyone lawfully claiming by, through or under Sublessor, subject, however, to the provisions set forth in this Sublease and the Master Lease.

         15. Surrender. At the expiration or termination of this Sublease, Subtenant shall surrender immediate possession of the Leased Premises in good condition subject to reasonable wear and tear, changes and alterations, damage by fire, casualty and the elements, and other repairs which are Sublessor's obligation. Any holding over by Subtenant shall not operate, except by written agreement, to extend or renew this Lease or to imply or create a new lease, but in case of any such holdover, Sublessor's remedies shall be limited to either the immediate termination of Subtenant's occupancy or the treatment of Subtenant's occupancy as a month to month tenancy, any custom or law allowing other remedies or damages or which may be to the contrary notwithstanding.

         16. Entire Agreement; Modification; Binding Effect. This Sublease constitutes the entire agreement between the Parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings and representations of the Parties with respect to the subject

SUBLEASE
LJH, LTD./TRIAD INTERNATIONAL MANAGEMENT CORPORATION

matter hereof. This Sublease may not be modified, amended, supplemented or otherwise changed, except by a writing executed by both Parties. Except as otherwise expressly provided herein, this Sublease shall bind and inure to the benefit of the Parties and their respective successors and assigns.

         17. Attorneys' Fees. Should either Party institute any action or proceeding to enforce any provision of this Sublease or for damages by reason of an alleged breach of any provision hereof, the prevailing Party shall be entitled to receive all costs and expenses (including reasonable attorneys' fees) incurred by such prevailing Party in connection with such action or proceeding.

         18. Execution in Counterparts. This Sublease may be executed in two counterparts, and by each Party on a separate counterpart, each of which when so executed and delivered shall be deemed an original, and both of which when taken together shall constitute but one and the same instrument.

         19. Governing Law. This Sublease shall be governed by and interpreted in accordance with the laws of the State of Arizona.

         20. Warranty of Signers. Each individual executing and delivering this Sublease Agreement on behalf of a Party hereby represents and warrants that he or she is authorized and empowered to make such execution and delivery.

         21. Partial Invalidity. If any term or provision of this Sublease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Sublease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each such term and provision of this Sublease shall be valid and enforced to the fullest extent permitted by law.

         22. Captions. The captions appearing within the body of this Sublease have been inserted as a matter of convenience and for reference only and in no way define, limit or enlarge the scope or meaning of this Sublease or of any provision thereof.

         23. Limitation. In no event shall Sublessor or Subtenant (or any of their respective affiliates) be liable for any special, consequential, incidental, punitive or exemplary damages.

         24. Conditions of Effectiveness. Anything in this Sublease to the contrary notwithstanding, it is understood and agreed that Sublessor's and Subtenant's obligations under this Sublease shall not become effective unless and until Sublessor obtains the written consent of the Landlord for this Sublease in a form reasonably satisfactory to Sublessor and Subtenant (which consent shall be evidenced by Sublessor's and Subtenant's execution of the Landlord's consent form).

         25. No Pledge. Sublessor may not pledge the Rents due hereunder to any party.

SUBLEASE
LJH, LTD./TRIAD INTERNATIONAL MANAGEMENT CORPORATION

                      REMAINDER OF PAGE INTENTIONALLY BLANK

SUBLEASE
LJH, LTD./TRIAD INTERNATIONAL MANAGEMENT CORPORATION

         IN WITNESS WHEREOF, Sublessor and Subtenant have executed this Sublease as of the date first written above.

                                     SUBLESSOR:

                                     LJH, LTD., a Texas limited partnership

                                     By: DLH MANAGEMENT, L.L.C., a Texas limited
                                         liability company

                                     By: /s/
                                         ---------------------------------------
                                     Name:______________________________________
                                     Title:_____________________________________

                                     SUBTENANT:

                                     TRIAD INTERNATIONAL MAINTENANCE
                                       CORPORATION, a Delaware corporation

                                     By: /s/
                                         ---------------------------------------
                                     Name:______________________________________
                                     Title:_____________________________________

                                      -9-